Exhibit 99.1

Contact:

Stacey Jurchison

PharmAthene, Inc.

Phone: 410-269-2610

Stacey.Jurchison@PharmAthene.com

PHARMATHENE STRENGTHENS SENIOR MANAGEMENT TEAM;

APPOINTS CHARLES A. REINHART III SENIOR VICE PRESIDENT,

CHIEF FINANCIAL OFFICER

ANNAPOLIS, MD — August 17, 2009 — PharmAthene, Inc. (NYSE Amex: PIP), a biodefense company developing medical countermeasures against biological and chemical threats, today announced that Charles A. Reinhart III has been appointed to the position of Senior Vice President, Chief Financial Officer, with responsibility for overseeing the Company’s accounting and finance functions, human resources and information technology.  Christopher C. Camut, who held the position of Vice President and Chief Financial Officer of PharmAthene since January 2007, has been appointed to the newly created position of Vice President, Government Contracting and Special Projects.

“We are delighted to welcome Charlie to the PharmAthene team,” commented David P. Wright, President and Chief Executive Officer.  Charlie brings over 25 years experience in accounting, financial reporting, investor relations and financial planning and analysis, with the majority of that time spent in the biopharmaceutical industry.  Having worked with such high growth, publicly traded companies as Millennium Pharmaceuticals and Cephalon, Inc., Charlie’s experience will help position PharmAthene for continued growth as we advance our goal of becoming the leading provider of best-in-class medical countermeasures for the biodefense industry.”

Mr. Wright continued, “We are also pleased to announce that as a result of significant growth within our organization, Chris Camut is assuming the newly created position of Vice President, Government Contracting and Special Projects.  Having served as our Chief Financial Officer for the past two years, Chris has a vital understanding of our business and in this new capacity will play a pivotal role in helping guide our continued growth and expansion.”

Prior to joining PharmAthene, Mr. Reinhart served as Senior Vice President Finance and Corporate Strategy, and was a member of the Operating Leadership Team of Millennium

Pharmaceuticals, Inc., where he was responsible for all aspects of the company’s finance and strategic sourcing functions.

Previously, Mr. Reinhart was Vice President, Finance at Cephalon, Inc. where he was responsible for worldwide accounting, financial reporting, Sarbanes Oxley compliance, tax, treasury and budgeting/forecasting functions, and was a key member of the team responsible for raising over $2.6 billion in convertible debt transactions.

Mr. Reinhart is a C.P.A. He earned his Masters of Business Administration from The Wharton School at the University of Pennsylvania and his undergraduate degree in Business and Economics from Lehigh University.  He currently serves as a member of the Board of Directors of VectorLogics, Inc.

About PharmAthene, Inc.

PharmAthene was formed to meet the critical needs of the United States and its allies by developing and commercializing medical countermeasures against biological and chemical weapons. PharmAthene’s lead product development programs include:

•                  SparVax™ - a second generation recombinant protective antigen (rPA) anthrax vaccine

•                  Third generation rPA anthrax vaccine

•                  Valortim® - a fully human monoclonal antibody for the prevention and treatment of anthrax infection

•                  Protexia® - a novel bioscavenger for the prevention and treatment of morbidity and mortality associated with exposure to chemical nerve agents

For more information about PharmAthene, please visit www.PharmAthene.com.

Statement on Cautionary Factors

Except for the historical information presented herein, matters discussed may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by, or that include the words “potential”; “believe”; “anticipate”; “intend”; “plan”; “expect”; “estimate”; “could”; “may”; “should”; or similar statements are forward-looking statements. PharmAthene disclaims, however, any intent or obligation to update these forward-looking statements. Risks and uncertainties include risk associated with the reliability of the results of the studies relating to human safety and possible adverse effects resulting from the administration of the Company’s product candidates, unexpected funding delays and/or reductions or elimination of U.S. government funding for one or more of the Company’s development programs, including without limitation our bid related to SparVax™ under the DHHS Request for Proposals for an Anthrax Recombinant Protective Antigen (rPA) Vaccine for the Strategic National Stockpile, the award of government contracts to our competitors, unforeseen safety issues, challenges related to the development, scale-up, technology transfer, and/or process validation of manufacturing processes for our product candidates, unexpected determinations that these product candidates prove not to be effective and/or capable of being marketed as products, as well as risks detailed from time to time in PharmAthene’s Forms 10-K and 10-Q under the caption “Risk Factors” and in its other reports filed with the U.S. Securities and Exchange Commission (the “SEC”).

Copies of PharmAthene’s public disclosure filings are available from its investor relations department and our website under the investor relations tab at www.PharmAthene.com.

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